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                                                                     EXHIBIT 4.5

                      AMENDMENT TO RIGHTS AGREEMENT BETWEEN
                     HEARTPORT, INC. AND FLEET NATIONAL BANK

               THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is made as of the 26th day of January, 2001, by and between Heartport, Inc., a Delaware corporation (the "Company"), and Fleet National Bank (the "Rights Agent").

               WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among Johnson & Johnson, a New Jersey corporation ("Parent"), HP Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company, providing for transactions pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent and the former stockholders of the Company will receive shares of Parent Common Stock;

               WHEREAS, in connection with the Merger Agreement, certain officers, directors and stockholders of the Company are entering into a Stockholder Agreement (the "Stockholder Agreement") with Parent and are delivering Affiliate Letters to Parent (the "Affiliate Letters");

               WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of April 25, 1996, as amended (the "Rights Agreement"); and

               WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement and the Stockholder Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

               1. The definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

                    "Notwithstanding the foregoing, no person shall be an
                Acquiring Person solely by reason of the execution and delivery of (1) the Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among Johnson & Johnson, a New Jersey corporation ("Parent"), HP Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company, (2) the Stockholder Agreement between Parent and certain officers, directors and stockholders of the Company (as the same may be amended from time to time, the "Stockholder Agreement") executed in connection with the Merger Agreement or (3) the execution of Affiliate Letters by certain officers, directors and stockholders of the Company, or by reason of the consummation of the transactions contemplated by the Merger Agreement and the Stockholder Agreement."

               2. The definition of "Final Expiration Date" set forth in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

                    "Final Expiration" shall mean the earlier of (1) the
                Effective Time, as that term is defined in the Merger Agreement, or (2) April 25, 2006."

               3. The definition of "Shares Acquisition Date" included in
Section 1 of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:


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                    "Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall not be deemed to have occurred solely by reason of the public announcement or public disclosure of the execution and delivery of the Merger Agreement or the Stockholder Agreement or the consummation of the transactions contemplated thereby."

               4. Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

                    "Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred solely by reason of the execution and delivery of the Merger Agreement or the Stockholder Agreement or the consummation of the transactions contemplated thereby."

               5. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

               6. This Amendment may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and years first above written.


Attest:                               HEARTPORT, INC.



By: /s/ Lawrence C. Siegel, M.D.      By: /s/ Casey M. Tansey
    -------------------------------       --------------------------------------
    Lawrence C. Siegel                    Casey Tansey
    Chief Technical Officer               President and Chief Executive Officer


Attest:                               FLEET NATIONAL BANK




By: /s/ Erika Illingworth             By: /s/ Joshua P. McGinn
    -------------------------------       --------------------------------------
    Erika Illingworth                     Name:  Joshua P. McGinn
    Account Administrator                        Title:  Senior Account Manager


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